   As filed with the Securities and Exchange Commission on August 29,  2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      TERAYON COMMUNICATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                         77-0328533
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         -----------------------------
                             2952 Bunker Hill Lane
                             Santa Clara, CA  95054
                    (Address of principal executive offices)

                         -----------------------------
                           1997 Equity Incentive Plan
                     1999 Non-Officer Equity Incentive Plan
                           (Full title of the plans)

                                 Dr. Zaki Rakib
                            Chief Executive Officer
                      Terayon Communication Systems, Inc.
                             2952 Bunker Hill Lane
                             Santa Clara, CA  95054
                                 (408) 727-4400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------
                                   Copies to:
                                Karyn S. Tucker
                               Angelique Tremble
                                 Rachel Halpren
                               Cooley Godward LLP
                               One Maritime Plaza
                                   20th Floor
                         San Francisco, CA  94111-3580
                                 (415) 693-2000

                               COOLEY GODWARD LLP
                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                     Proposed Maximum           Proposed Maximum
 Title of Securities to                          Offering Price Per Share   Aggregate Offering Price
    be Registered              Amount to be                 (1)                        (1)              Amount of Registration
                                Registered                                                                        Fee
--------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,               2,254,451                     $49.75               $112,158,937                    $29,610
 par value $.001 per
 share, subject to
 outstanding options
 granted under the 1997
 Equity Incentive Plan
================================================================================================================================
Shares of Common Stock,               2,739,517                     $38.5802             $105,641,114                    $27,903
 par value $.001 per
 share, reserved for
 future grant under the
 1997 Equity Incentive
 Plan
================================================================================================================================
Shares of Common Stock,               1,836,190                     $49.75               $ 91,350,453                    $24,117
 par value $.001 per
 share, subject to
 outstanding options
 granted under the 1999
 Non-Officer Equity
 Incentive Plan
================================================================================================================================
Shares of Common Stock,               1,163,810                     $41.3947             $48,175,566                     $12,718
 par value $.001 per
 share, reserved for
 future issuance under
 the 1999 Non-Officer
 Employee Equity
 Incentive Plan
================================================================================================================================
Totals
                                      7,993,968                                                                          $94,348
================================================================================================================================

================================================================================

(1) (1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Terayon Communication Systems, Inc. ("Registrant" or "Company") 1997 Equity Incentive Plan and the 1999 Non-Officer Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on August 24, 2000 for shares available for future grant pursuant to the 1997 Equity Incentive Plan and shares available for future issuance pursuant to the 1999 Non-Officer Equity Incentive Plan (pursuant to Rule 457(c) under the Act).

                                       2.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
      REGISTRATION STATEMENTS ON FORM S-8 NO. 333-66139 AND NO. 333-93779

     The contents of Registration Statements on Form S-8 No. 333-66139 and No. 333-93779 filed with the Securities and Exchange Commission respectively on October 26, 1998 and December 29, 1999, are incorporated by reference herein.

                                    EXHIBITS

Exhibit
Number
    5.1     Opinion of Cooley Godward LLP

   23.1     Consent of Ernst & Young LLP, Independent Auditors

   23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.3     Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors

   23.4     Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors

   23.5     Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

                                       3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on August 29, 2000.

                                    TERAYON COMMUNICATION SYSTEMS, INC.

                                    By:      /s/ Dr. Zaki Rakib
                                       ________________________________________
                                                  Dr. Zaki Rakib
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                        Date
---------                                       -----                                        ----
  /s/ Dr. Zaki Rakib
----------------------------------------------  Chief Executive Officer and Director         August 29, 2000
     Dr. Zaki Rakib                             (Principal Executive Officer)


          *                                     Chief Financial Officer (Principal           August 29, 2000
----------------------------------------------  Financial and Accounting Officer)
     Ray M. Fritz

          *                                     Chairman of the Board of Directors           August 29, 2000
----------------------------------------------
     Shlomo Rakib

          *                                     Director                                     August 29, 2000
----------------------------------------------
     Michael D'Avella

          *                                     Director                                     August 29, 2000
----------------------------------------------
     Alek Krstajic

          *                                     Director                                     August 29, 2000
----------------------------------------------
     Christopher J. Schaepe

          *                                     Director                                     August 29, 2000
----------------------------------------------
     Lewis Solomon

          *                                     Director                                     August 29, 2000
----------------------------------------------
     Mark A. Stevens

                                       4.

Signature                                       Title                                        Date
---------                                       -----                                        ----
*By: /s/ Dr. Zaki Rakib
     -------------------------
     Dr. Zaki Rakib
              Attorney-in-Fact

                                       5.

                                 EXHIBIT INDEX

  Exhibit
   Number                                       Description
    5.1       Opinion of Cooley Godward LLP

   23.1       Consent of Ernst & Young LLP

   23.2       Consent of PricewaterhouseCoopers llp, Independent Accountants

   23.3       Consent of Kost Forer & Gabbay (a member of Ernst & Young International),
              Independent Auditors

   23.4       Consent of Kost Forer & Gabbay (a member of Ernst & Young International),
              Independent Auditors

   23.5       Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration
              Statement

                                       6.